As filed with the Securities and Exchange Commission on September 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEARABLE DEVICES LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ha-Ta’asiya Street, Yokne’am Illit, 2069803 Israel

(Address of Principal Executive Offices)

Wearable Devices Ltd. 2015 Share Option Plan

(Full title of the plan)

Mudra Wearable, Inc.

24A Trolley Square #2203

Wilmington, DE 19806

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq.	Reut Alfiah, Adv.
Howard Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Sullivan & Worcester Tel-Aviv (Har-Even & Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

On February 17, 2023, Wearable Devices Ltd., an Israeli company (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-269869) (the “Original Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”), to register an aggregate of 1,884,687 ordinary shares, NIS 0.01 par value per share (“Ordinary Shares”), that may be issued pursuant to the Registrant’s 2015 Share Option Plan (the “Plan”), as amended from time to time.

The Registrant is filing this Registration Statement on Form S-8 with the Commission to register an additional 931,139 Ordinary Shares that may be issued under the Plan. The Registrant’s board of directors approved increasing the reservation of the aforementioned additional shares under the Plan on August 23, 2023.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement, which are being updated by this registration statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Wearable Devices Ltd., an Israeli company (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) (a) The Registrant’s Annual Report on Form 20-F  for the fiscal year ended December 31, 2022, filed with the Commission on March 22, 2023;

(b) The Registrant’s Reports of Foreign Private Issuer on Form 6-K  filed with the Commission on January 4, 2023 (with respect to the first two and the third paragraphs and the section titled “Forward-Looking Statements” only), January 10, 2023 (with respect to the first paragraph and the section titled “Forward-Looking Statements” only), February 9, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” only), February 16, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” only), March 22, 2023 (with respect to the first three and the last two paragraphs, the section titled “Forward-Looking Statements” and the GAAP financial statements only), May 23, 2023, May 25, 2023, June 1, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statements” only), June 12, 2023, August 25, 2023 (with respect to the first paragraph the sections titled “Financial Review,” “Year-To-Date Operational Highlights,” and “Forward-Looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), August 29, 2023 and August 31, 2023; and

(c) The description of the Registrant’s ordinary shares, NIS 0.01 par value per share, (the “Ordinary Shares”),which is contained in the Registrant’s Registration Statement on Form 8-A filed on September 9, 2022 (File No. 001-41502) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS.

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Wearable Devices Ltd.

23.1*	Consent of Ziv Haft, Certified Public Accountants, Isr., BDO member firm, an independent registered public accounting firm.

23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Wearable Devices Ltd. 2015 Share Option Plan (filed as Exhibit 10.2 to Form F-1 (File No. 333-262838) filed on February 18, 2022 and incorporated herein by reference).

99.2	First Amendment to Wearable Devices Ltd. 2015 Share Option Plan (filed as Exhibit 10.1 to Form 6-K (File No. 001-41502) filed on August 31, 2023 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokne’am Illit, Israel, on September 5, 2023.

WEARABLE DEVICES LTD.

By:	/s/ Asher Dahan
Asher Dahan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Wearable Devices Ltd. hereby constitute and appoint each of Asher Dahan and Alon Mualem with full power of substitution, each of them singly his true and lawful attorneys-in-fact and agents to take any actions to enable Wearable Devices Ltd. to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form S-8, including the power and authority to sign for the undersigned in his name in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Asher Dahan	Chief Executive Officer, Director	September 5, 2023
Asher Dahan	(Principal Executive Officer)

/s/ Alon Mualem	Chief Financial Officer	September 5, 2023
Alon Mualem	(Principal Financial and Accounting Officer)

/s/ Eli Bachar	Director	September 5, 2023
Eli Bachar

/s/ Yaacov Goldman	Director	September 5, 2023
Yaacov Goldman

/s/ Ilana Lurie	Director	September 5, 2023
Ilana Lurie

/s/ Guy Wagner	Director	September 5, 2023
Guy Wagner

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mudra Wearable, Inc., the duly authorized representative in the United States of Wearable Devices Ltd., has signed this registration statement on September 5, 2023.

/s/ Mudra Wearable, Inc.
Mudra Wearable, Inc.

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